                                POWER OF ATTORNEY

     KNOW  ALL   PERSONS  BY  THESE   PRESENTS   that  GS  CAPITAL   PARTNERS  V
INSTITUTIONAL,  L.P. (the  "Company")  does hereby make,  constitute and appoint each of Roger S. Begelman,  Yvette Kosic,  Andrea Louro DeMar, John M. O'Rourke,
Felicia J. Rector,  Michael T. Seeley, and Stephen Wong, (and any other employee of The Goldman Sachs Group, Inc. or one of its affiliates  designated in writing by one of the  attorneys-in-fact),  acting  individually,  its true  and  lawful attorney,  to  execute  and  deliver in it name and on its  behalf  whether  the
Company is acting  individually  or as  representative  of  others,  any and all filings required to be made by the Company under the Securities  Exchange Act of
1934, (as amended, the "Act"), with respect to securities which may be deemed to be  beneficially  owned by the Company  under the Act,  giving and granting unto each said  attorney-in-fact  power and authority to act in the premises as fully and to all intents and purposes as the Company  might or could do if  personally present by one of its authorized  signatories,  hereby  ratifying and confirming all that said  attorney-in-fact  shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY  shall  remain in full force and effect until either revoked  in  writing  by the  undersigned  or until  such time as the  person or persons to whom power of  attorney  has been  hereby  granted  cease(s) to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates.

     IN WITNESS  WHEREOF,  the undersigned has duly subscribed these presents as of April 12, 2006.

GS CAPITAL PARTNERS V INSTITUTIONAL, L.P.
By: GS Advisors V, L.L.C., its General Partner

By:/s/ Adrian M. Jones
-----------------------------------
Name:  Adrian M. Jones
Title: Managing Director